SECOND AMENDMENT
                                     TO THE
                              DEL WEBB CORPORATION
                     1995 EXECUTIVE LONG-TERM INCENTIVE PLAN


         1. THIS SECOND AMENDMENT to the Del Webb Corporation 1995 Executive Long-Term Incentive Plan (the "Plan") shall only amend those Sections specified herein and the remaining provisions of the Plan not so amended are hereby ratified and affirmed.

         2. Section 2.1(d) of the Plan is hereby amended to read as follows:

                  2.1(d) "Cause" shall mean (i) the breach by a Participant of any employment contract between the Participant and the Company, (ii) the conviction of a Participant of a felony or crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty or bad morals), or (iii) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company.

         3. Section 2.1(e) of the Plan is hereby amended to read as follows:

                  2.1(e) A "Change in Control" of the Company shall be deemed to have occurred in any or all of the following instances:

                     (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                     (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
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                     (3)  The  stockholders  of  Company  approve  a  merger  or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                     (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

                  For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

         4. Section 6.5 of the Plan is hereby amended to read as follows:

                  6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         5. Section 6.6 of the Plan is hereby amended by changing the second full paragraph thereof to read as follows:

                  The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b).

         6. Section 6.8(a) of the Plan is hereby amended to read as follows:

                  6.8 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT.

                  (a) Termination by Death. In the event the employment of a Participant is terminated by reason of death, any outstanding Options granted to that Participant which are deemed vested as of the date of death shall remain exercisable at any time prior to their expiration due, or for one (1) year after the date that employment was terminated, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary or by such persons that have acquired the

         Participant's rights under the Option by will or by the laws of descent and distribution.

                  The portion of any outstanding Option which is deemed vested under this Plan as of the date of employment termination shall be determined according to the following guidelines:

                  (i) The portion of the Option which is exercisable as of the date of employment termination shall remain exercisable;

                  (ii) The percentage vesting of the portion of an Option which otherwise would have vested on the anniversary of the date of grant next following the Participant's death (the "Next Vesting Date"), shall equal a fraction, the numerator of which is the number of full weeks of such Participant's employment during the 12-month period ending on the Next Vesting Date, and the denominator of which is fifty-two (52); and

                  (iii) Any portion of an Option which is not deemed vested as of the date of employment termination, including the portion of an Option that is not deemed vested prior to the Next Vesting Date (determined in accordance with Subparagraph (ii) above), and the portion of an Option which would have vested after the Next Vesting Date, shall expire immediately and may not be exercised following such time. The Shares subject to such expired Option shall be forfeited by the Participant and shall again be available for grant under the Plan.

         7. Section 7.3 of the Plan is hereby amended to delete the language in the original Section 7.3 and add the following language to the language added in the First Amendment:

                  Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         8. Section 7.9 of the Plan is hereby amended to read as follows:

                  7.9 TERMINATION OF EMPLOYMENT. If the employment of a Participant shall terminate for any reason, all nonvested Shares of Restricted Stock held by the Participant upon the effective date of employment termination immediately shall be forfeited and shall once again become available for grant under the Plan. The number of Shares of Restricted Stock which are deemed vested as of the effective date of employment termination shall be determined pursuant to the guidelines set forth with respect to the vesting of Options, as specified in Sections 6.8 and 6.9 herein.

                  With the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions on Restricted Stock following employment termination, upon such terms and provisions as it deems proper; provided that, no such lapsing of restrictions shall occur after the expiration date of the Restricted Stock.

         9. Section 13 (a) of the Plan is hereby amended as follows:

                  (a) Any and all Options granted hereunder shall become immediately exercisable and shall remain exercisable by the Participant at any time prior to their expiration date or for one (1) year after the date of the occurrence of the Change in Control, whichever period is shorter; PROVIDED THAT, if the Participant is -------- ---- terminated following such Change in Control, the provisions of the Plan regarding exercisability of vested options set forth in Sections 6.8 and 6.9 shall apply.

         10. This Second amendment is pursuant to a Board of Directors resolution dated February 11, 1998 and is effective as of that date.

                                            DEL WEBB CORPORATION



                                            By:/s/ Robertson C. Jones
                                               ---------------------------------
                                            Its: Senior Vice President
                                               ---------------------------------

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